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                                                                  EXHIBIT 99.1
PROXY

                                 ALRENCO, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Michael D. Walts and Theodore H. Wilson, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of common stock of Alrenco, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on Thursday, February 12, 1998, at 10:00 a.m., local time, at the offices of King & Spalding, 50th Floor, 191 Peachtree Street, Atlanta, Georgia 30305, and at any and all adjournments thereof.

    The Board of Directors recommends a vote FOR the following proposal:

    PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 28, 1997, BY AND BETWEEN ALRENCO, INC. AND RTO, INC., AS AMENDED (THE "MERGER AGREEMENT"), AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  [ ]  FOR                      [ ]  AGAINST                      [ ]  ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

    THE PROXIES SHALL VOTE SUCH SHARES AS SPECIFIED HEREIN. IF A CHOICE IS NOT SPECIFIED, THEY SHALL VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

                                                Dated:                    , 1998
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                                                --------------------------------
                                                           Signature

                                                --------------------------------

                                                           Signature

                                                Name(s) should be signed exactly
                                                as shown to the left hereof.
                                                Title should be added if signing
                                                as executor, administrator,
                                                trustee, etc.

 PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE